                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT dated as of the 30th day of August, 2001, is between ASTROTECH FLORIDA HOLDINGS, INC., a Florida corporation (the "Borrower") and SOUTHTRUST BANK, an Alabama banking corporation (the "Bank"). The parties hereto hereby agree as follows:

     WHEREAS, the Borrower has applied for secured construction and permanent financing of up to $20,000,000.00 in principal for the acquisition, construction, equipping and installation of the Project (as hereinafter defined); and

     WHEREAS, the Bank has issued to the Borrower its Commitment Letter dated August 17, 2001, which was accepted by Borrower on August 17, 2001 (the "Commitment Letter"); and

     WHEREAS, the Bank and the Borrower wish to set forth the terms and conditions which govern all loans, credits or advances made by the Bank to the Borrower with respect to the Project, in accordance with the Commitment letter;

     NOW, THEREFORE, in consideration of the premises and of the mutual benefits and advantages accruing to each by virtue hereof, the Borrower and the Bank hereby enter into this credit agreement (the "Agreement" or the "Credit Agreement") as follows, to wit:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------


     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Acquisition and Construction Loan" means the Loan from the Bank to the Borrower made pursuant to Section 2.02.
                          ------------

     "Acquisition and Construction Loan Maturity Date" means, if the Acquisition and Construction Loan is not renewed and converted into the Term Loan, the Completion Date provided, however, that the Acquisition and Construction Loan shall not be deemed to have matured if said Loan is renewed and converted into the Term Loan as provided in this Agreement.

     "Acquisition and Construction Loan Note" means the promissory note of the Borrower in substantially the form attached to this Agreement as Exhibit "A" evidencing Borrower's obligation to repay the Acquisition and Construction Loan to the Bank.

     "Advance" or "Advances" means, collectively or singly as the context may require, advances of Construction Funds made to Borrower by the Bank including, without limitation, advances under the Acquisition and Construction Loan during the Construction Period.

     "Affiliate" means, as to any Person, each of the Persons that, directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with , such Person. For the purpose of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise, provided that in any event, any Person which owns directly or indirectly 20% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" means this Credit Agreement, as amended, supplemented, or modified from time to time.

     "Applicable Margin" means with respect to the LIBOR Rate 2.25%.

     "Applicable Rate" means the LIBOR Rate or the Base Rate.

     "Applicable Retainage Percentage" means five percent (5%).

     "Astrotech" means Astrotech Space Operations, Inc.

     "Base Rate" means the lending rate as announced by the Bank from time to time as its base rate which may change as often as daily, provided, however, that at no time shall the rate of interest exceed the highest rate allowed by law. In the event that Bank does not, for any reason, announce a Base Rate or discontinues the use of the term "Base Rate" as a benchmark for interest rate on its loans, the Base Rate shall be the rate quoted as the "prime rate" as reported in the "Money Rates" section of the Wall Street Journal (or the arithmetic average of the rates so quoted, if more than one rate is quoted) or, in the event of discontinuance of such publication or such section thereof, the Base Rate shall mean the monthly average prime rate as reported and published in the Federal Reserve Bulletin published monthly by the Board of Governors of the
    ------------------------
Federal Reserve System under the table styled "Prime Rate Charged by Banks on Short Term Business Loans". In the event of the discontinuance of both such publications or such section or table thereof, the Base Rate shall mean the prime rate as from time to time announced or published by Citibank, N.A. at its principal office in New York, New York.

     The terms "Base Rate" and "Prime Rate" are intended by the parties to be benchmarks only and are not to be construed as indicating that such rates are the best or lowest rates offered by the Bank to any of its customers regardless of their creditworthiness.

     "Borrower's Project Account" means a deposit account of the Borrower maintained with the Bank or another bank owned by SouthTrust Corporation, into which Advances shall be deposited by the Bank and from which Borrower shall make payments to the Contractor and others due payment of Project Costs.

     "Budget" means the schedule prepared by Borrower comprising a Project budget and a draw Funding Schedule to be approved by the Bank prior to the first Advance for payment of Construction Costs, reflecting the cost of each item of work or material required to complete the Work in the Project and the Improvements under the Construction Contract, together with all other related costs and expenses, including interest charges and professional fees and commissions, and further reflecting the estimated timing and amounts of monthly requisitions for payment of Project Costs, together with any and all amendments and supplements thereto approved in writing as required hereafter.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Birmingham, Alabama are authorized or required to close under the laws of the State of Alabama, and if the applicable Business Day is related to determination of the LIBOR Rate, a day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London, England. Any payment due under this Agreement on a date that is not a Business Day shall be deemed to be due and payable on the preceding Business Day.

     "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Certificate of Occupancy" or "Certificates of Occupancy" means, singly or collectively as the context may require, a certificate issued by the appropriate governmental authority indicating that the respective portion of the Improvements to which the certificate relates and which are a subject of the Construction Contract have been completed and the respective portions of the Project are ready for use and occupancy for their intended purposes.

     "Change Orders" means modifications or amendments to the Plans and Specifications that result in changes in the Improvements and corresponding changes in the Budget.

     "CIT Mortgage" is defined in Section 2.01(A).
                                  ---------------

     "CLIN 1 Payments" means CLIN 1 payments under the MDC Contract and the LMCLS Contract, respectively.

     "Closing" means, (i) with respect to the Acquisition and Construction Loan, the date of execution and delivery to the Bank of the Acquisition and Construction Loan Note, and (ii) with respect to the Term Loan, the date of execution and delivery to the Bank of the Term Loan Note.

     "Collateral" means (i) the Real Property Collateral described in Exhibit "B" attached to this Agreement, together with all improvements now or hereafter located thereon and all leases, rents, profits, and contracts derived from or directly relating to the mortgaged properties, together with all property described in Exhibit "C", and (ii) all personal property assets of the Borrower.

     "Collateral Agreements" means those of the Loan Documents which grant to the Bank a lien upon real or personal property of the Borrower or others to secure payment of the Loans and the Notes.

     "Commitment" means the Bank's obligation to make the Loan, and Advances thereunder, to the Borrower pursuant to Article II of this Agreement in the amounts referred to therein.

     "Completion Date" means the earlier of (i) the date of Substantial Completion of construction, equipping and installation of the facilities constituting the Project, or (ii) the date of issuance of sufficient Certificates of Occupancy for the Project so that the Project is physically capable of commencing operation, or (iii) December 31, 2001.

     "Construction Contract" means, singly or collectively as the context may require, the construction contract between the Borrower and the Contractor relating to acquisition, construction and installation at the Project Site of the Improvements constituting the Project.

     "Construction Costs" means the costs of site development and the construction, installation and completion of the Improvements including, without limitation, architectural and engineering fees, as shown in the Budget.

     "Construction Costs Retainage" or "Retainage" means an amount equal to the Applicable Retainage Percentage of each Advance for Construction Costs due under the Construction Contract which will be withheld from each Advance and will not be disbursed except in accordance with Section 2.04(H) hereof.
                                       ---------------

     "Construction Funds" means the total funds identified in Section 2.01
                                                              ------------
deposited into the Borrower's Project Account and available to complete the Work including, without limitation, the Owner's Funds.

     "Construction Period" means the period commencing with the date of this Agreement and ending on the Completion Date.

     "Contractor" means J.P. Donovan Construction, Inc., the general contractor who is party to the Construction Contract.

     "Conversion Date" means, provided that all conditions precedent to such conversion contained in this Agreement have been satisfied, January 1, 2002.

     "Debt" means (1) indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including trade obligations);
(2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under the Notes; (6) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase (other than purchases in the ordinary course of business), to provide funds for payment (other than payments in the ordinary course of business), to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (7) obligations secured by any Lien on property owned by any Person, whether or not the obligations have been assumed.

     "Default" means any of the events specified in Section 8.01, whether or not
                                                    ------------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate" means the rate of interest per annum that shall apply to a Loan upon the occurrence and during the continuance of an Event of Default which shall be 4% above the Base Rate or the highest rate permitted by law, whichever is lower.

     "Eurocurrency Reserve Percentage" means, with respect to each Interest Period, a percentage (expressed as a decimal) equal to the percentage in effect two Business Days prior to the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to any "Eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

     "Event of Default" means any of the events specified in Section 8.01,
                                                             ------------
provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Fixed Charge Coverage Ratio" means a fraction in which the numerator is net income after taxes and dividends, plus depreciation, amortization, interest expense and lease expense and the denominator is interest expense, lease expense and current maturities of long term debt.

     "Florida Construction Lien Laws" means Chapter 713, Florida Statutes, as from time to time amended.

     "Force Majeure" means fire, flood, hurricane, tornado, strike, lockout, labor troubles, failure of power, riot, insurrection, war or any other similar cause beyond the control of Borrower.

     "Funding Schedule" means that portion of the Budget indicating the approximate times that disbursements for payments of the respective budgeted elements of the Project Costs are expected to be made and the approximate amounts of such expenditures.

     "GAAP" means generally accepted accounting principles in the United States consistently applied.

     "Guarantor" or "Guarantors" means, singly or collectively as the context may require, each of Astrotech and SPACEHAB.

     "Hedge Agreement" means the ISDA Master Agreement, Confirmation and Schedules between Borrower and Bank or any Bank Affiliate to be executed at closing or any other agreement between Borrower and Bank or any Bank Affiliate hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign exchange transaction, cross-currency rate swap, currency option, any combination thereof, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Borrower's exposures to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Bank or any Bank Affiliate thereof in connection with any other agreement or transaction between Borrower and Bank or any Bank Affiliate thereof).

     "Improvements" means site development, construction, acquisition and installation on the Project Site of a payload processing facility and supporting buildings and infrastructure required to support the increased projected launch rate and larger sized payloads associated with the Evolved Expendable Launch Vehicles in support of and as described in the MDC Contract and the LMCLS Contract.

     "Indebtedness" means all of Borrower's liabilities, obligations and indebtedness to Bank of any and every kind and nature (including, without limitation, principal, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Bank and future advances made to or for the benefit of Borrower), arising under this Agreement, or under any of the Other Agreements, whether heretofore, now or hereafter owing, arising, due or payable from Borrower to Bank, including obligations of performance.

     "Inspecting Consultant" means an independent firm of professional engineers or architects engaged by the Bank, at Borrower's' expense, to provide engineering consulting and inspection services to the Bank relating to the design, acquisition, construction and installation of the Improvements constituting the Project.

     "Interbank Rate" means the rate per annum at which Dollar deposits in immediately available funds are offered to the Bank two Business Days prior to the beginning of an Interest Period by major banks in the London interbank eurodollar market as at or about 11:00 a.m. London time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Loan to which such Interest Period relates.

     "Interbank Rate (Reserve Adjusted)" means, with respect to any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% determined pursuant to the following formula:

     Interbank Rate      =           Interbank Rate
                              -----------------------------------
                                                  ---------------
     (Reserve Adjusted)       1 - Eurocurrency Reserve Percentage

     "Interest Payment Date" means the fifteenth (15/th/) day of each October, January, April and July of each year commencing October 15, 2001, and the Term Loan Maturity Date.

     "Interest Period" means, (i) when the Applicable Rate is the Base Rate, one
(1) day, and (ii) when the Applicable Rate is the LIBOR Rate, the period beginning on (and including) the day on which the Applicable Rate becomes the LIBOR Rate and ending on (but excluding) the 15/th/ day of each October, January, April and July of each year beginning October 15, 2001, provided, that

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; and

          (b) no Interest Period for the Term Loan may end later than the Term Loan Maturity Date, provided that any Interest Period of less than thirty
                         --------
     (30) days by reason of this clause (b) shall not accrue interest at the
                                 ----------
     LIBOR Rate during such Interest Period but rather shall accrue interest at the Base Rate.

     "LIBOR Loan" means with respect to the Acquisition and Construction Loan, the aggregate outstanding principal amount of the Acquisition and Construction Loan and, with respect to the Term Loan, the outstanding principal amount of the Term Loan.

     "LIBOR Rate" means the Interbank Rate (Reserve Adjusted) plus the Applicable Margin.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "LMCLS Contract" means Astrotech's contract with Lockheed Martin Commercial Launch Services, Inc. (subcontract no. 48801, as amended).

     "Loan" or "Loans" means, singly or collectively as the context may require, the Acquisition and Construction Loan and each Advance thereunder and the Term Loan.

     "Loan Documents" means this Agreement, the Notes, the Mortgages, and all other documents and financing statements executed by the parties in connection with the transactions contemplated thereby including, without limitation, those documents listed in Exhibit "D" attached to this Agreement.

     "Loan Requisition" means the document prepared and delivered as required by
Section 2.04 hereof.
------------

     "Material Change Order" means a Change Order or series of Change Orders which, alone or in the aggregate, if approved and implemented, will result in a material alteration of the nature or scope of the Project, will increase or decrease the budgeted Project Cost by a magnitude of $50,000 or greater, or will decrease the value of the Collateral.

     "Maximum Loan Amount" means (i) with respect to the Acquisition and Construction Loan, the lesser of (a) actual Project Cost of the portion of the Project to be funded by the Loan, or (b) $20,000,000.00; and (ii) with respect to the Term Loan, the lesser of (a) the outstanding principal balance of the Acquisition and Construction Loan on the Conversion Date, or (b) $20,000,000.00. The Maximum Amount may be reduced by 60% or be restored to the original amount as provided in Section 2.02(A) and Section 3.01(7)(f).
               ---------------     ------------------

     "MDC Contract" means Astrotech's contract with McDonnell Douglas Corporation (subcontract no. 99797075 as amended).

     "Mortgage" or "Mortgages" means, singly or collectively as the context may require, (i) the Mortgage, Security Agreement and Assignment of Rents given by Astrotech to the Bank, and (ii) the Mortgage Security Agreement and Assignment of Rents given by Borrower to the Bank, in each case encumbering the Real Property Collateral and the Improvements and pledging same to secure the Notes.

     "Note" or "Notes" means, collectively or singly as the context may require, the Acquisition and Construction Loan Note and/or the Term Loan Note.

     "Other Agreements" means all agreements, instruments and documents, including, without limitation, the Note, the Hedge Agreement and any other notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, borrowing base certificates, subordination agreements, trust account agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower with respect to, or in connection with, this Agreement, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

     "Owner's Funds" means funds generated internally by Borrower or an Affiliate.

     "Permitted Liens" means the Liens permitted by Section 6.01.
                                                    ------------

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.


     "Plans and Specifications" means the plans and specifications for the Project, copies of which have been furnished to Bank and approved by Bank, and initialed by Borrower and Contractor for identification with the Construction Contract, together with all amendments thereto through change orders made in conformance with the requirements of this Agreement.

     "Project" means the construction, acquisition and installation thereon of the Improvements at the Project Site.

     "Project Costs" shall include Construction Costs and Soft Costs.

     "Project Site" means the Real Property Collateral where the Work is to be performed pursuant to the Construction Contract pursuant to which the Project and the Improvements are to be constructed and installed.

     "Real Property Collateral" means the real property described in the attached Exhibit "B" together with all improvements, appurtenances and fixtures now or hereafter located thereon and all Improvements acquired, constructed and installed thereon.

     "Soft Costs" means items set forth in the Budget which relate to the Project but which do not constitute payments for construction, acquisition and installation of Improvements under the Construction Contract. Soft Costs include, but are not limited to, items in the Budget for professional fees other than architectural and engineering costs.

     "SPACEHAB" means SPACEHAB, INCORPORATED.

     "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     "Substantial Completion" means the substantial completion of the construction, acquisition and installation of the Project with only punch list items remaining to be completed.

     "Tangible Net Worth" means the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles on a combined basis for Astrotech and the Borrower after deducting therefrom (without duplication or deductions): (i) any write-up in the book carrying value of any asset resulting from a re-evaluation thereof subsequent to the date of the balance sheet referred to above; (ii) all reserves, including, but not limited to, reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance and inventory valuation, which are not deducted from assets; (iii) the amount, if any, at which shares of stock of Astrotech and the Borrower appear on the asset side of such balance sheet; (iv) all indebtedness of Astrotech and the Borrower; (v) all goodwill, research and development, and other intangible items of any kind appearing on the asset side of such balance sheet; and (vi) any other items required by GAAP to be deducted in computing tangible net worth less debt specifically subordinated to the Bank.

     "Term Loan" means the term loan resulting from the renewal, extension and conversion of the Acquisition and Construction Loan as provided in Section 2.07
                                                                   ------------
of this Agreement.

     "Term Loan Note" means the promissory note of the Borrower in substantially the form attached to this Agreement as Exhibit "E" evidencing the renewal, extension and conversion of the

Acquisition and Construction Loan to the Term Loan and Borrower's obligation to repay the Term Loan to the Bank.

     "Term Loan Maturity Date" means January 15, 2011.

     "Term Period" means the period commencing with the Conversion Date and ending on the Term Loan Maturity Date.

     "Title Insurer" means Fidelity National Title Insurance Company of America, through its agent, Morrison & Mills, P.A., and all reinsurers which may have been approved in writing by Bank.

     "Title Policy" means the policy of title insurance (and the commitment therefor), together with all endorsements thereto, and all policies of reinsurance issued to Bank by the Title Insurer as required by Section 3.01
                                                               ------------
hereof.

     "Work" means the labor and materials which are to be furnished under the Construction Contract and/or to complete the Improvements, respectively, together with all services, goods and materials (including, without limitation, preparation of Plans and Specifications) included for payment within the Budget and necessary to make the Improvements fully functional parts of the Project in accordance with the Budget.

     SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. When used herein, the term "financial statements" shall include the Note and schedules thereto.

     SECTION 1.03. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby', "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto and thereof, as applicable. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. Each references to "Borrower" or "Borrower" shall be deemed to relate to each Borrower individually and to all Borrower collectively it being the intent of the parties that the obligations, representations, warranties and pledges of each Borrower hereunder shall be joint and several.


                                   ARTICLE II

                                   THE LOANS
                                   ---------

     SECTION 2.01.  The Acquisition and Construction Loan.

     (A)  Source of Funds.
          ---------------

     (1) Borrower has represented to Bank that the aggregate of Project Costs necessary to complete the Project plus the sum necessary to pay off an existing mortgage to CIT Group/Equipment Financing, Inc. (the "CIT Mortgage") on the Real Property Collateral shall not exceed $3,250,000.00 for a total Project Budget of $33,000,000.00. The funds estimated by Borrower to be necessary to pay off the CIT Mortgage and to pay all Project Costs are to be generated by Borrower from the following sources subject to satisfaction of the conditions for funding of Advances for payment of Construction Costs set forth in this Agreement:

     (a)  Owner Funds                              $13,000,000.00
     (b)  Acquisition and Construction Loan        $20,000,000.00
          Total                                    $33,000,000.00

     (B)  Acquisition and Construction Loan Proceeds.  The Bank shall, subject
          ------------------------------------------
to the terms, provisions and conditions of this Agreement and upon satisfaction of the conditions for making Advances set forth in Article III of this Agreement, deposit the proceeds of Advances under the Acquisition and Construction Loan into the Borrower's Project Account at the times and in the amounts necessary to make the disbursements of Acquisition and Construction Loan proceeds shown in the Funding Schedule (which may be modified from time to time as provided in this Agreement). Advances shall be made during the Construction Period as provided in this Agreement.

     (C)  Use of Funds.  All Advances of the Construction Funds shall be made
          ------------
solely for payoff of the CIT Mortgage and for payment of Project Costs for the respective phases of the Project in accordance with the Budget and shall be made in the amounts and at the times prescribed in the Funding Schedule, in the manner prescribed, and subject to completion, performance and satisfaction of the conditions set forth in Sections 2.02 through 2.06 and in Article III of
                            --------------------------        -----------
this Agreement. Borrower shall submit to the Bank, not more frequently than once per month with submittal of a Loan Requisition, any requested revisions to the Budget and Funding Schedule showing, as of the time of submittal, anticipated adjusted funding requirements for the current month, the next month and thereafter. Advances shall thereafter be made in accordance with the revised Budget and Funding Schedule provided that such revised Budget and Funding Schedule is approved by the Bank, which approval shall not be unreasonably denied.

     SECTION 2.02.  The Acquisition and Construction Loan Terms.

     (A) Principal Amount. The Bank agrees, subject to the terms and conditions set forth in this Agreement, to make the Acquisition and Construction Loan to Borrower in the amount of up to the Maximum Loan Amount. The Maximum Amount is subject to reduction by 60% as provided in Section 3.01(7)(f) in the event that
                                           ------------------
the MDC Contract is not signed by Closing of the Acquisition and Construction Loan provided, that such reduction shall be eliminated and the original Maximum

Amount restored in the event the MDC Contract is signed within 45 days of the Closing as provided in Section 3.01(7)(f).
                       ------------------


     (B) Interest. (i) The principal amount of each Advance outstanding from time to time hereunder shall bear interest at a per annum rate equal to a LIBOR Rate subject to provisions of this Agreement providing for a different Applicable Rate under limited circumstances. Interest shall be paid to the Bank on the aggregate amount of Advances outstanding from time to time and shall be payable on each Interest Payment Date. All payments received by the Bank shall be applied first to payment of costs, fees and expenses to which the Bank is entitled under the Loan Documents, then to payment of accrued interest and then to reduction of principal.

     After the occurrence and during the continuance of an Event of Default, the Applicable Rate shall be the Default Rate.

     (ii) In the event that the Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain the principal amount of a LIBOR Loan) as a result of any repayment or prepayment of the principal amount of any LIBOR Loan on a date other than the scheduled last day of the Interest Period, then upon written notice from the Bank to the Borrower the Borrower shall, within five (5) days of receipt thereof, pay directly to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice shall, in the absence of manifest error, create a rebuttable presumption of the amount of such losses or expenses.

     (iii) Interest shall accrue on the outstanding principal balance of the Acquisition and Construction Loan until the Acquisition and Construction Loan Maturity Date at a LIBOR Rate (subject to provisions of this Agreement providing for a different Applicable Rate under limited circumstances) provided, however, that after the Acquisition and Construction Loan Maturity Date, interest shall accrue at the Default Rate if the Acquisition and Construction Loan is not converted to the Term Loan.

     (iv) Interest shall, in every case, be calculated on an assumed year of 360 days for the actual number of days elapsed.

     (C) Right of Prepayment of the Acquisition and Construction Loan. Subject to the provisions of this Article II including, without limitation
Section 2.02(B)(ii), Borrower shall  have the right to prepay the Acquisition
-------------------
and Construction Loan, in whole or in part without penalty provided, however, that Borrower shall pay accrued interest to the date of such prepayment. Borrower may be liable to pay a penalty fee under a Hedge Agreement depending upon the interest rate environment at the time of prepayment and any costs incurred by the Bank by reason of prepayment occurring prior to the end of an Interest Period. Prepayments shall be made to Bank in immediately available funds and shall be applied to the last of the installment(s) to mature, and any such prepayment shall not affect or vary the obligation of Borrower to pay any installment when due. The Borrower shall not have the right to re-borrow amounts that have been prepaid it being expressly acknowledged by Borrower that there is no revolving feature to the Acquisition and Construction Loan.

     (D) Use of Proceeds of the Acquisition and Construction Loan. The proceeds of the Acquisition and Construction Loan shall be used by Borrower only to pay off the CIT Mortgage and to pay Project Costs in accordance with the Budget.

     (E) Evidence of the Acquisition and Construction Loan. Borrower shall, as evidence of their obligation to repay the Acquisition and Construction Loan to the Bank, execute the Acquisition and Construction Loan Note in the form attached hereto as Exhibit "A" and deliver same to the Bank at Closing.

     SECTION 2.03. Fees. Borrower has paid to the Bank a commitment fee of $200,000.00 in installments of (i) $50,000.00 paid upon acceptance of the Bank's commitment letter, and (ii) $150,000.00 paid upon Closing, which aggregate sum is fully earned and is non-refundable regardless of the amount of Loan proceeds advanced.

     SECTION 2.04.  Advances of Construction Funds.   An initial Advance shall
be made at Closing of the Acquisition and Construction Loan to pay off the CIT Mortgage. Thereafter, Advances of Construction Funds shall be for the following items and on the following terms and conditions:

     A. Advances for Completed Work. Subject to the terms, provisions and conditions of this Agreement at and after the Closing of the Acquisition and Construction Loan, Borrower may request and Bank shall honor, a request for an Advance of Construction Funds so long as no Event of Default exists, provided such request: (i) is represented by a Loan Requisition which may not be presented to Bank more frequently than once in each calendar month, executed by Borrower, which shall be supported by document G702 published by the American Institute of Architects and shall be supported by invoices, receipts or other evidence satisfactory to Bank that Work has been completed through the period covered by the requisition; (ii) is consistent with the Budget; (iii) is based upon work actually and satisfactorily completed and materials actually furnished and delivered to the Project Site (or stored off the Project Site but still subject to a lien in favor of Bank) or is based upon percentage of completion as provided in the Construction Contract; (iv) if an Inspecting Consultant has been required by the Bank in its sole discretion, such request has been approved in writing by an independent inspection of the work and materials covered by each such Loan Requisition by the Bank's Inspecting Consultant who has certified to Bank that (1) all work completed and materials furnished prior to each such inspection are in compliance with the Budget and the Plans and Specifications,
(2) all work set forth in the Loan Requisition has been completed in a good workmanlike manner and that the amount stated therein is payable, and (3) that sufficient funds remain available from the Construction Funds to complete the Work in accordance with the Plans and Specifications and Budget (the "Consultant's Certificate"); and (v) is supported by, at Bank's request, a
 ------------------------
current title search and date-down certificate by the Title Insurer showing the absence of Liens for work performed and materials furnished prior to the date of the requested Advance.

     B. Advances for Interest Payments. Bank shall not make Advances of interest payments on the Acquisition and Construction Loan from proceeds of the Acquisition and Construction Loan (provided, however, that this shall not prevent the Bank from exercising its rights of set off in an Event of Default). All interest payments shall be made by Borrower to the Bank.

     C. Amount of Advance. Each Advance or disbursement for Work shall be equal to the costs of that portion of the Work performed and labor and materials furnished as shown by the relevant Loan Requisition and supporting documentation and not shown in any prior Loan Requisition, less the Construction Costs Retainage and when added to the cost of the Work remaining with respect to the Project shall not cause the Budget to be exceeded.

     D. Reduction of Advance Amount for Retainage. The Bank may cease making disbursements of the Construction Funds including, without limitation, Acquisition and Construction Loan proceeds, whenever it becomes necessary to do so in order that Construction Costs Retainage at all times be equal to the Applicable Retainage Percentage of Construction Costs.

     E. Time for Submittal of Requisition. In addition to the other requirements set forth in this Agreement, in order to obtain an Advance of the Construction Funds for Construction Costs, the Borrower shall submit a Loan Requisition and all supporting documentation to Bank at least seven (7) Business Days prior to the date that Borrower desires such Advance to be funded (the "Funding Date"), and specify therein (x) the Funding Date and (y) the requested
 ------------
amount of the Advance (in no event less than $100,000 exclusive of interest, except for the last Advance which may equal the amount remaining undisbursed under the Acquisition and Construction Loan). Upon satisfaction of the terms and conditions of this Agreement, Bank will make such Advance to the Borrower by transferring the amount thereof to the Borrower's Project Account. All Loan Requisitions shall be submitted to the Bank on a Business Day and all Advances shall be made on a Business Day. The Bank shall, if all of the conditions precedent set forth in Article III of this Agreement have been met, make the Advances requested by Borrower pursuant to this Agreement no later than seven
(7) Business Days after receipt of a written request for such Advance.

     F. Advances for Soft Costs. Bank shall not make Advances for Soft Costs identified in the Budget during the Construction Period provided, however, that on the Completion Date, prior to conversion to the Term Loan, the Bank shall Advance proceeds of the Acquisition and Construction Loan to Borrower for payment of Soft Costs if the Maximum Amount has not then been exceeded. All Soft Costs shall otherwise be paid by Borrower.

     G. Method of Making Advances. Unless an Event of Default has occurred and is continuing, Bank may make all Advances, including the Construction Costs Retainage, directly to Borrower by deposit into the Borrower's Project Account or, at the Bank's option, directly to the party entitled to payment as shown in
the relevant Loan Requisitions.   If an Event of Default has occurred and is
continuing, Bank shall have the right (but not the obligation) to make all Advances, should Bank elect to continue making Advances, to the parties shown in relevant Loan Requisitions to be entitled thereto or as determined by Bank under the enforcement of the Collateral Agreements and deliver the Construction Costs Retainage directly to the Contractor or deliver same to the Title Insurer for disbursement.

     H. Retainage. Bank shall pay the Construction Costs Retainage only upon Substantial Completion of the entire Project and satisfaction of the following additional conditions:

     (1). Evidence satisfactory to Bank that no Liens have been filed against the Project during the applicable Lien period provided in Chapter 713, Florida Statutes (the "Florida Mechanics Lien Law") which remain unsatisfied and receipt by Bank of the Contractor's written waiver of Lien rights and Contractor's affidavit to Bank that all bills for labor and materials have been paid; provided, however, that no Lien and no notice of any Lien shall have been recorded that remains in force against the Project and no legal process under any law, shall have been issued or shall be outstanding with regard to the Project. Bank shall require and may rely upon the certification of the title insurer by endorsement on the title policy of the fact that no Liens and no notices of Liens have been recorded and remain in effect, which endorsement shall be obtained at Borrower's expense;

     (2). Receipt by Bank of evidence that all utilities are connected and are servicing the Improvements with respect to which the release of Construction Cost Retainage is sought;

     (3). Receipt by Bank of evidence satisfactory to it that all Work under the Construction Contract requiring inspection or approval, or both, by any public agencies or authorities having jurisdiction over the respective Work has been duly and finally inspected and approved by such agencies and authorities;

     (4). Receipt by Bank of such further endorsements to the title policy as Bank may reasonably require;

     (5). If the Bank has required the services of an Inspecting Consultant, receipt by Bank of the written certifications of Bank's Inspecting Consultant and the Contractor that all work has been completed in accordance with the appropriate Plans and Specifications and with all Change Orders approved as required by Section 2.04(I) hereof;
                                                ---------------

     (6). Receipt by Bank of a copy of the Certificate of Occupancy applicable to the Improvements completed;

     (7). In the event a Lien, or Liens, have been filed against the Project, Bank shall release to Borrower, provided all other conditions in this
          Section 2.04 have been satisfied, the respective Construction Costs
          ------------
          Retainage less 150% of the amount of all Liens filed unless the Contractor has such Liens cancelled through the production of a bond securing the payment of same. Should the Contractor obtain the release of any Lien then the amount withheld shall be released to Borrower upon providing Bank proof of such.

     I. Change Orders. Only those Material Change Orders which have been properly requested by Borrower and fully approved in advance by Borrower, Contractor, municipal and County authorities as applicable, Bank and, if required by the Bank, Bank's Inspecting Consultant, will be included in the monthly disbursement of funds for payment of Work completed and in place at the time of each inspection. No Material Change Order may be submitted for approval to Bank unless previously approved in writing by the Borrower and the Contractor. Five
(5) Business Days shall be provided for the change order review and approval process by the Bank and, if required by the Bank, the Bank's Inspecting Consultant prior to the inclusion of the amount of any Material Change Order in the Budget and in the monthly disbursement request of funds for work completed. Borrower shall submit to Bank for approval of each Material Change Order:

     1. Complete architectural drawings and specifications describing the change(s);

     2.   Appropriate change order authorizations from Borrower and Contractor;

     3. A short written description of the alteration covered in the change order in non-technical terms and a specific identification of whether such change order is obligatory or discretionary in nature; and,

     4. As to any change order which increases the Construction Costs, a statement of Borrower which specifically outlines the Borrower's source of funds for paying for the additional costs. No work required by a change order shall be commenced until the approvals required above have been obtained in writing and, if such change order causes the Budget to be exceeded, then funds necessary to pay for the excess over Budget caused by the change order have been deposited by Borrower in the Borrower's Project Account.

     Change Orders that are not, either alone or in cumulative effect, Material Change Orders, may be made by Borrower and the Contractor without prior Bank approval provided, however, that such Change Orders shall not be included in the Construction Contract nor shall the Bank be required to make any Advances with regard to such Change Order unless the Bank is provided with the following at least ten (10) Business Days prior to receipt of a Loan Requisition relating to such Change Order:

     1.   Appropriate Change Order authorizations from Borrower and Contractor;

     2. A short written description of the alteration covered in the Change Order in non-technical terms and a specific identification of whether such Change Order is obligatory or discretionary in nature; and,

     3 As to any change order which increases the Construction Costs, a statement of Borrower which specifically outlines the amount of the increase and Borrower's source of funds for paying for the additional costs.

     SECTION 2.05. Provisions Relating to Construction of the Project. The Bank and Borrower acknowledge that some of the obligations set forth in this
Section 2.05 are to be
------------
performed by Astrotech under the Construction Contract. The Bank and Borrower agree that regardless of who is the proper party to perform the obligations of this Section 2.05 a failure to perform hereunder shall be a Default under this
     ------------
Agreement.

     (A) Borrower agrees to construct and install the Improvements or to cause them to be constructed and installed in accordance with the Plans and Specifications which shall be submitted to and approved in writing by the Bank prior to the first Advance for payment of Construction Costs, and such addenda thereto and modifications thereof as shall be approved in writing by the Bank, the Borrower and the Contractor, and all governmental authorities having jurisdiction of the Project whose consent is required by law. Compliance with the provisions of this paragraph or with any other provisions of this Agreement relating to the construction and/or development and completion of the Improvements shall be established, at the request of the Bank in its sole discretion, by certificates of the Inspecting Consultant. Borrower agrees that no material modifications or amendments to the Plans and Specifications that result in changes in the Improvements of a magnitude of $25,000 or more shall be made without first obtaining the approval in writing of the Bank, which approval by the Bank shall be conditioned upon prior approval by all governmental authorities having jurisdiction over the Project, but shall not thereafter be unreasonably withheld, delayed or conditioned. Borrower agrees to deliver to Bank, prior to the first advance being made under this Agreement, a letter executed on behalf of the governmental authority having jurisdiction in respect of zoning laws and regulations affecting the Project or, if such governmental authority shall refuse to execute such letter, by a licensed architect or engineer approved by Bank certifying that, upon completion of the Improvements in accordance with the Plans and Specifications, the Improvements will comply with all applicable zoning laws and regulations of such governmental authority. The Improvements shall be developed, constructed and equipped in full compliance with (i) the requirements of all governmental authorities having jurisdiction of the Project, (ii) the requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is situated, and (iii) any agreements between Borrower and the Contractor, if any, in respect of construction of the Improvements. Borrower agrees that no material modification of or amendments to any such agreements with the Contractor shall be made without first obtaining the approval in writing of the Bank, which approval shall not be unreasonably withheld, delayed or conditioned.

     (B) Borrower shall establish at Closing to the reasonable satisfaction of the Bank that the Lien of the Mortgage is superior to any mechanics' lien rights or Borrower shall provide adequate insurance to protect the Bank from any mechanics' liens which may be title insurance that insures over the mechanics' lien exception to coverage.

     (C) Borrower shall, after Closing, remove by payment or bond of a surety company acceptable to the Bank, any mechanic's or laborer's claim or lien filed against the above described Property or Improvements within thirty (30) days after receipt of notice of filing thereof, but in any event, prior to the next Advance of Loan proceeds.

     (D)  Borrower represents and warrants that:

          (1) all permits necessary for the construction and installation of the Improvements have been obtained or will have been obtained from said authorities before making of the first Advance under this Agreement for Construction Costs.

          (2) the Project is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

          (3) no condemnation or eminent domain proceeding has been commenced or to the knowledge of Borrower threatened against the Project.

          (4) Borrower has no knowledge of any violations or notices of violations of federal law or municipal ordinances or orders or requirements of the State of Florida, or any other governmental authority having jurisdiction affecting the Project.

     (E) Borrower shall furnish to the Bank, as and when required by Bank not more frequently than quarterly, evidence and proof acceptable in Bank's reasonable judgment and discretion, that the Borrower and Contractor have the financial solvency and ability to and will obtain all necessary materials, labor and other services, as and when required for completion of development and for the completion and construction of the Improvements in accordance with the Plans and Specifications and the requirements of all governmental agencies having jurisdiction over the Project.

     (F) The Bank and/or its agents shall at any reasonable time during the period of this Agreement have the right to inspect all books, contracts, subcontracts and records of the Borrower relating to the Project after reasonable notice to the Borrower.

     (G) Borrower shall submit to the Bank, as often as reasonably demanded by Bank, and within seven (7) days after demand, a written summary of all on-site and off-site Improvements remaining to be completed, together with the itemized costs thereof, executed and verified by Borrower and Contractor.

     (H) In the event the Borrower fails to construct and complete the Improvements substantially in accordance with the Plans and Specifications on or before the Completion Date (subject to Force Majeure), and in the event of occurrence of an Event of Default by the Borrower, the Borrower hereby assigns to the Bank the right to possess and use the Plans and Specifications for the purpose of completing the Improvements, and shall furnish at the execution of this Agreement the consent of the Architect, Engineer and/or Contractor to such Assignment, as appropriate.

     (I) The Borrower shall furnish to the Bank not later than forty-five (45) days after Substantial Completion of the Improvements, evidence of the following: (i) the original permanent Certificates of Occupancy and all other necessary consents and approvals of the governmental boards, bureaus and departments having jurisdiction over the Project; (ii) all necessary certificates and approvals of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is situated; and (iii) all required licenses and agreements in respect of any vault space or easements extending beyond the boundary line of the Property.

     (J) The Borrower shall furnish to Bank prior to the first Advance for other than Acquisition

Costs a "foundation" or "tie in" survey of above ground Improvements showing no encroachments, overlaps or easement that would interfere with construction of the Improvements.

     (K) After Closing of the Acquisition and Construction Loan, but prior to the first Advance for payment of Construction Costs Borrower shall furnish to Bank a certificate of the Contractor confirming that the Improvements can be acquired, installed and constructed within the Budget and that the Project Costs will not exceed the Budget which certificate shall be accompanied by a pre-construction and pre-development disbursement schedule, showing actual costs of proposed construction and development to be consistent with and not in excess of the Budget, supported by copies of all signed contracts and subcontracts relating thereto.

     (L) Construction Funds excluding the initial Advance for payoff of the CIT Mortgage but otherwise including, without limitation, Acquisition and Construction Loan proceeds, shall only be disbursed once monthly by Bank to Borrower and/or to the Contractor, subcontractors and materialmen, at the option of Bank, in payment of the direct and indirect development and construction costs shown on the Budget approved by Bank as same may be amended and supplemented from time to time as provided in this Agreement. Acquisition and Construction Loan proceeds shall be used after payoff of the CIT Mortgage solely to pay costs of the Improvements.

     (M) It is hereby recognized that events subsequent to the execution of this Agreement, and beyond the control and not at the discretion of the Bank, may prevent the disbursement of the total balance of the Construction Funds or the Acquisition and Construction Loan proceeds prior to the completion of the Project. Such events may include, but are not limited to, (a) construction not in compliance with the terms and conditions of this Agreement and the Plans and Specifications approved by Bank; (b) dispute between the Borrower and Contractor as to the disbursement of remaining funds; (c) non-payment of sub-contractors, sub-sub-contractors, materialmen, laborers or other lienors covered by the Florida Construction Lien Laws; (d) the occurrence of an Event of Default; and
(e) any other events which, by the terms of this Agreement, preclude disbursement of the remaining Construction Funds or Acquisition and Construction Loan proceeds.

     If any such event is not resolved or cured to Bank's reasonable satisfaction within thirty (30) days from the Bank's written demand for resolution or cure to Borrower, then Bank may, at its discretion, declare all Acquisition and Construction Loan proceeds advanced to date together with accrued interest, immediately due and payable and may apply all Retainage to payment of the Acquisition and Construction Loan Note or towards cure of the unresolved event, at the sole discretion of the Bank.

     (N) If no such event has occurred and Borrower is otherwise in full compliance with this Agreement then Bank shall fully disburse the remaining Construction Funds and Acquisition and Construction Loan proceeds including, without limitation, the Retainage, to Borrower upon receipt of Borrower's final Loan Requisition submitted in accordance with Section 2.04 , which shall be
                                              ------------
documented in accordance with the same requirements for monthly Loan
Requisitions.

     (O) No payment or Advance need be made by Bank unless and until all of the conditions of this Agreement to be performed prior to the making of the first Advance are satisfied

     (P) Bank shall, if it so desires, hire the Inspecting Consultant and Bank shall pay for his services and be entitled to reimbursement for same by Borrower within thirty (30) days after demand. The Inspecting Consultant shall certify to the Bank as to the progress of construction and Contractor's compliance with the Plans and Specifications. If an Inspecting Consultant is engaged, then the Inspecting Consultant's approval shall be required by the Bank before any Loan Requisitions for Advances are approved or paid by the Bank. Each certificate of the Inspecting Consultant shall cover an inspection which was made not more than seven (7) days prior to the date on which such Advance is to be made.

     (Q) If at any time during the Construction Period it appears that the net proceeds remaining undisbursed of the Construction Funds will be insufficient to complete all of the Improvements in accordance with the Plans and Specifications, and to pay for all labor, material and costs, Borrower shall, upon Bank's demand, deposit in the Borrower's Project Account, additional monies which shall, when added to the undisbursed proceeds of the Construction Funds, be sufficient to complete and pay for the costs and expenses of the Improvements in connection therewith. The amount so deposited shall be disbursed to pay for the Improvements before any additional Construction Funds are to be paid out.

     (R) All Advances are to be made at the principal office of the Bank in Birmingham, Alabama, or at such other place as Bank may designate by deposit into the Borrower's Project Account, or by direct payment to the party entitled to payment including, without limitation, the Bank, as provided in this Agreement and as the Bank may determine to be appropriate in its sole discretion.

     (S) It is understood and agreed between the Borrower and Bank that regardless whether Bank makes Advances out of the Acquisition and Construction Loan to itself, or payments from Construction Funds to the Contractor or to any person furnishing or performing labor, material, or services to the said Project, or to any other persons or firms contemplated under the Budget or under this Agreement, Borrower shall and does hereby agree that said payment constitutes an irrevocable direction and authorization by the Borrower to the Bank to so disburse the funds. No future direction or authorization from Borrower shall be necessary to warrant such Advances and all such Advances shall satisfy pro tanto the obligations of Bank hereunder and shall be secured by the Mortgage as fully as if made to Borrower directly.

     (T) Borrower shall cause the Contractor, upon demand of the Inspecting Consultant, or of the Bank, to correct any structural defects in the Improvements or any departure from the Plans and Specifications not approved by Bank in the same manner as though the request had been made by the Borrower.

     (U) The advance of any Construction Funds including, without limitation, Acquisition and Construction Loan proceeds, shall not constitute a waiver of Bank's right to require compliance with any provision of this Agreement or of any of the Loan Documents. All conditions of the obligations of Bank to make Advances hereunder and otherwise provided in this Agreement are imposed solely and exclusively for the benefit of Bank or its assigns, and no other person or entity shall, under any circumstances, be deemed to be beneficiary of such conditions, any or all of which may be fully waived in whole or in part by the Bank at any time, if in its sole discretion it deems it advisable to do so. Nor shall any such waiver have the effect of precluding Bank from thereafter declaring such non-compliance to be a default under the terms of this Agreement. However, the Bank shall not be obligated to make any disbursements hereunder while, in the reasonable judgment of the Bank, any Default exists under the terms of this Agreement, the Acquisition and Construction Loan Note, Mortgage or any other documents executed by Borrower in connection with the Acquisition and Construction Loan.

     (V) Mechanics' Liens. Borrower assumes sole responsibility, and agrees to timely comply with the applicable provisions of the Florida Construction Lien Laws, as from time to time amended, with reference to the aforesaid Improvements. Bank shall have no obligation or responsibility in complying with said law, and Borrower agrees to indemnify and hold Bank harmless against any and all liability, damage, loss, cost or expense, including reasonable attorney's fees, by reason of any non compliance with the Florida Construction Lien Laws or any other applicable laws of the State of Florida, or to the Borrower, or any contractor, subcontractor, sub-sub contractor, laborers, lienor, or materialmen. All funds disbursed hereunder shall constitute receipt of Loan proceeds by the Borrower. Borrower agrees that the Bank is not acting as Borrower's agent or trustee for any purpose. Borrower further covenants and agrees to:

     (1) Furnish affidavits of no lien and such other affidavits, waivers or releases of lien as may be required by the Bank herein or by the Florida Construction Lien Laws during the Construction Period.

     (2) Make proper payments under the Florida Construction Lien Laws and pursuant to this Agreement.

     (3) Forward to Bank copies of any notices, affidavits or other instruments as required by the Bank or by the Florida Construction Lien Laws.

     (4) Obtain the prior written approval of the Bank for any addenda to, or modification or amendment of, the Construction Contract, or any change or substitution of the Contractor.

     (5) Use all monies disbursed to Borrower or on Borrower's behalf in prompt payment of costs of construction of the Improvements as the same become due.

     Nothing in this Section 2.05 shall restrict the priority of the Mortgage in
                     ------------
the Project or impose liability upon the Bank for compliance with the provisions of the Florida Construction Lien Laws.

     (W) Bank Not Agent of Borrower. The Borrower understands and agrees that the Bank is not the agent or representative of the Borrower and neither the Borrower nor Contractor are the agent of the Bank, and this Agreement shall not be construed to make the Bank liable to materialmen, contractors, craftsmen, laborers or others for goods or services delivered by them upon the Property, or for debts or claims accruing to the said parties against the Borrower, and it is distinctly understood and agreed that there is no contractual relation either expressed or implied between the Bank, the Contractor or any materialmen, subcontractors, craftsmen, laborers or any other person supplying any work, labor or materials on the Project.

     (X) Right of Entry to Project. The Bank and its agents including, without limitation the Inspecting Consultant, shall at all times during construction have the right of entry and free access to the Property and the Improvements and the right to inspect all work done, labor performed and materials furnished, in or about the Property and the Improvements. Disbursement of funds hereunder is subject to periodic inspections and approvals by the Bank, or its agents including, without limitation, the Inspecting Consultant, as to the Improvements being constructed. Such inspections shall be solely and exclusively for the information and benefit of the Bank, and Bank shall not be deemed a participant or joint venturer in the construction of the Improvements for any purpose whatsoever. Following such inspection, Bank may require the replacement of any materials or workmanship that does not comply with the Plans and Specifications previously approved by Bank or which are not furnished and installed in a good and workmanlike manner. Borrower or its agent shall notify Bank when inspection of the construction is warranted. The cost of reinspection occasioned for any reason whatsoever shall be charged to the Borrower at a rate determined by Bank in its sole discretion and such charges shall be paid by Borrower to Bank on demand, or at the option of Bank deducted from the final draw. Final inspection and approval of the Improvements by the Bank shall be a condition precedent to final disbursement under this Agreement. Notwithstanding the foregoing, the Bank shall not be required to ascertain that Improvements have been constructed in accordance with the approved Plans and Specifications, or that construction is in accordance with and does not violate any zoning ordinances, building codes, environmental regulations, easements, covenants or restrictions and such inspection shall be solely for the benefit of the Bank and shall not be relied on by Borrower or other third parties for any purpose whatsoever.

     (Y) Costs Relating to Construction. If any miscellaneous items of cost or expense (other than internal overhead expense of the Bank), or any other expenditures are incurred by Bank in connection with administration of the Construction Funds or the Acquisition and Construction Loan, or in order to protect, preserve or further secure the Bank's first mortgage lien or security interests, or, if any action or proceedings shall be commenced by any person other than the Bank to which action or proceedings the Bank is made a party or in which it shall become necessary to defend or uphold the lien of the Bank's Mortgages or security interests or the provisions of this Agreement, all sums reasonably paid or incurred by the Bank for such expenses (excluding any sums paid or incurred by Bank as a result of its own negligence or willful misconduct), including reasonable attorney's fees, shall be paid by the Borrower, together with interest thereon at the Default Rate, and any sum and the interest thereon shall be added to the outstanding principal of the Loan and of the Notes and any such sums shall be deemed to be secured by the Mortgages and the security interests referred to herein and therein. The sums paid or incurred by the Bank, in accordance with the terms of this paragraph, shall be paid by the Borrower to the Bank promptly upon demand and the failure or omission of the Borrower to do so shall entitle the Bank to add such sums to the principal indebtedness of its Mortgages and Notes or, at its option, to declare its Mortgages and Notes to be in default, thereupon maturing all of the unpaid indebtedness including the sums advanced hereunder.

     (Z) Abandonment or Failure to Complete Improvements. The Borrower hereby agrees that in the event that the Improvements are not completed in accordance with the Plans and Specifications on or before the Completion Date (subject to Force Majeure), or if work on said construction, or development shall cease before completion, and said work shall remain abandoned for thirty (30) days (subject to Force Majeure), then and in either event the entire principal sum that has been disbursed by Bank on account of the Acquisition and Construction Loan Note and Mortgages, less any amounts that may have been repaid by the Borrower shall, at the option of the Bank, at once become due and payable with all accrued interest thereon at the rate provided in said Acquisition and Construction Loan Note; and in the event of abandonment of work upon the Improvements for a period of thirty (30), the Bank may, at its option, also enter into and upon the Project Site and complete the construction and development of the Improvements, the Borrower hereby giving to the Bank full power and authority to make such entry and to enter into such contracts or arrangements as may be necessary, in the sole discretion of Bank, to complete the Improvements. If, upon the happening of either event aforesaid, the Bank enters upon said Project Site and undertakes the completing of the Improvements as aforesaid, the Bank shall be entitled to have any of the Construction Funds including, without limitation, the Acquisition and Construction Loan funds disbursed to it or under its direction in the payment of bills theretofore or thereafter contracted in connection with said construction and development work or in protection and preservation of the Project. In addition it is agreed that the Bank may, at its option, expend money in completing said construction and development work and protecting and preserving the Project, which shall be over and above the total amount of the Acquisition and Construction Loan and said money when so expended shall be added to the principal of said Acquisition and Construction Loan and the same, together with interest thereon at the Default Rate, shall be secured by the lien of the Mortgages and the Bank's security interests whether more or less than the face amount of the Acquisition and Construction Loan Note together with interest as aforesaid which aggregate amount shall be payable by the Borrower upon demand. For this purpose, Borrower agrees that the Bank shall have the right but not the obligation to complete the Project and hereby empower the Bank as follows: to use any funds of Borrower including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the Plans and Specifications and to protect and preserve the Project; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; to employ such contractors, sub-contractors, agents, architects, engineers and inspectors as shall be required for said purposes in Bank's sole discretion; to pay, settle or compromise all existing bills and claims which are or may be liens against the Project, or as may be necessary or desirable for the completion of the Improvements, or the clearance of title; to execute all applications and certificates which may be required by a construction contract and to do any and every act which Borrower may do in their own behalf. The Bank shall have power to prosecute and defend all actions or proceedings in connection with the Improvements on the Property and to take such action and require such performance as is deemed necessary by the Bank. Borrower hereby assigns and quitclaims to Bank all sums advanced hereunder, and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements pursuant to the terms of this Agreement.

     (AA) Insurance During Construction. The Bank's interest in the Property and the Improvements shall at all times be protected by adequate hazard and builder's risk insurance. All policies of said insurance shall cover the Improvements and on site materials against such hazards and shall be in the amounts and from such insurance companies as the Bank shall from time to time reasonably require. All such policies shall have an endorsement or loss payable clause in favor of Bank naming Bank as an additional insured as its interest may from time to time appear. Certificates relating to all such policies or certified copies thereof shall be delivered to the Bank, together with evidence of payment of premiums of said policies. Coverage under said policies shall include, but not be limited to, fire and extended coverage on other perils, flood insurance, public liability insurance and workers' compensation insurance, the requirements of said coverage and the amounts of each to be determined in the reasonable discretion of the Bank.

     (BB) Creditors' Inquiries. Borrower hereby grants to the proper officials of Bank the right to make response to any inquiries of creditors and/or suppliers of the Borrower concerning the status of the Acquisition and Construction Loan or the Term Loan. Bank agrees to furnish such information from time to time to the best of its knowledge. Provided, however, that the only duty of Bank in the furnishing of such information shall be not to affirmatively deceive, as construed by decisions of the courts of the State of Florida, which is equivalent to fraud and willful misrepresentation.

     (CC) No Other Liens on Collateral. Except as otherwise permitted by this Agreement, and with respect to items leased by Borrower for use in connection with operation of the Project in the ordinary course of business, it shall be an event of default under this Agreement if, without the Bank's written consent, Borrower executes any conditional bill of sale, chattel mortgage or other security instrument (other than Permitted Liens) covering any Collateral or if Borrower sells or conveys title to or encumber any of the Collateral, the Improvements or the Project.

     (DD) Assignment of Contracts, etc. Borrower shall deliver to Bank an executed copy of each contract that either Borrower or Astrotech has entered into with an architect or engineer (if any), contractor or sub-contractors (if any) relating to the Project, and if applicable and requested by the Bank, copies of the contractor's or sub-contractor's contracts with all subcontractors and sub-sub-contractors, and any amendments or change orders thereto, for construction of the Improvements. The architect, engineer and contractor shall each be acceptable to and approved by the Bank in its reasonable discretion and all contracts with such parties shall be subject to the Bank's approval and shall, upon request, be collaterally assigned to Bank. It is expressly agreed that Bank's approval of such architect, engineer and contractor and the aforesaid contracts is for Bank's exclusive benefit and neither the Borrower, Astrotech nor any other party shall be entitled to construe or rely upon Bank's approval as any representation or warranty of the fitness or sufficiency of any such architect, engineer, contractor, sub-contractor or contract.

     SECTION 2.06.  The Project Cost Budget.

     A. The Bank shall not under any circumstances be deemed to be obligated to make Advances or Loans to the Borrower in excess of the Maximum Loan Amount or contrary to the

Budget.

     B. After making the initial Advance for payoff of the CIT Mortgage, Bank shall only make Advances for those purposes identified in the Budget and at the times contemplated in the Funding Schedule, as revised from time to time in accordance with this Agreement. Borrower and Bank hereby agree that the Budget cannot be modified, amended or supplemented without the prior written consent of the Bank except as otherwise provided in this Agreement with respect to non-material Change Orders. The Bank shall have no liability, however, to any other Person including, without limitation, Borrower, for the misapplication of funds by Borrower in a manner other than provided for in the Budget.

     SECTION 2.07.  The Term Loan.

     (A) Conversion.   On the Conversion Date, the Borrower may convert the
         ----------
unpaid principal amount of the Acquisition and Construction Loan into the Term Loan in accordance with the provisions of this Section 2.07. Such conversion
                                               ------------
shall constitute renewal and extension of the loan evidenced by the Acquisition and Construction Loan Note and shall not constitute the making of a new loan by
the Bank nor the undertaking by Borrower of new indebtedness.   Upon
satisfaction of the terms and conditions hereinafter set forth and relying upon the representations and warranties herein Bank agrees to convert, renew and extend the Acquisition and Construction Loan to the Term Loan on the Conversion Date. In the event that the Acquisition and Construction Loan is not converted, renewed and extended in accordance with this Section 2.07, then the Acquisition
                                             ------------
and Construction Loan and the Acquisition and Construction Loan Note shall mature and be payable by Borrower to the Bank in accordance with the terms of the Acquisition and Construction Loan Note and the Loan Documents including, without limitation, this Agreement.

     (B) Conditions Precedent to Conversion.   Borrower's right to convert,
         ----------------------------------
renew and extend the outstanding, unpaid principal amount of the Acquisition and Construction Loan into a Term Loan on the Conversion Date in accordance with this Section 2.07 is expressly subject to the separate satisfaction as of the
     ------------
Conversion Date of each of the following conditions:

         (1) No Event of Default shall exist under this Agreement or any of the Loan Documents;

         (2) Borrower shall be in compliance with each of the requirements set forth in Sections 2.02 through 2.06 and in Article III of this Agreement;
              --------------------------        -----------

         (3) Borrower shall have executed and delivered to Bank a fully completed Term Note in the form attached hereto as Exhibit "E" in renewal and extension, but not novation or discharge of, the Acquisition and Construction Loan Note, in an aggregate original principal amount equal to the outstanding principal balance of the Acquisition and Construction Loan Note;

         (4) Bank shall have received a report from Borrower, and if Bank has required the services of an Inspecting

     Consultant, then also from Bank's Inspecting Consultant, certifying that all Construction Funds theretofore disbursed to Borrower have been used in accordance with the Budget, and that the Improvements have been acquired, installed, constructed and completed satisfactorily in accordance with the Plans and Specifications and the terms of the Construction Contract;

          (5) Bank shall have received a copy of all Certificates of Occupancy necessary to occupy the Project from the appropriate governmental authority indicating that the Improvements have been completed and have been approved for occupancy;

          (6) The Work under the Construction Contract shall have reached Substantial Completion and a certificate of completion shall have been provided to the Bank from the Contractor indicating that the Improvements have been constructed and completed in accordance with the Plans and Specifications and that the Improvements are open and operating as designed;

          (7) All representations and warranties of Borrower set forth in this Agreement remain true and correct and Bank shall have received any and all additional documents, certificates and instruments as may be reasonably requested; and

          (8) In the event any portion of the Improvements including, without limitation, furniture, fixtures and Equipment, are to be leased by Borrower from third parties, Borrower, before executing any lease regarding same, shall have granted to Bank a security interest in the lease and shall have obtained from the lessor an agreement to recognize Bank, after an Event of Default, as lessee thereunder should Bank elect to maintain the lease.

     (C) Principal Amount of Term Loan. Upon separate satisfaction of each and every condition precedent to conversion of the Acquisition and Construction Loan, the Bank shall renew and extend the maturity of the consolidated principal amount outstanding and shall convert same to the Term Loan and shall accept the Term Loan Note from Borrower in renewal and extension, but not novation or discharge of, the Acquisition and Construction Loan Note. The amount of the Term Loan and the original principal amount of the Term Loan Note shall, in such event, be equal to the outstanding principal balance of the Acquistion and Construction Loan Note on the Conversion Date.

     (D) Interest. (i) Interest shall accrue on the outstanding principal balance of the Term Loan at a LIBOR Rate (subject to provisions of this Agreement providing for a different Applicable Rate under limited circumstances) provided, however, that after the Term Loan Maturity Date, interest shall accrue at the Default Rate. Interest shall be paid to the Bank on the outstanding principal balance of the Term Loan on each Interest Payment Date provided that all outstanding principal plus accrued interest on the Term Loan shall be due and payable on the Term Loan Maturity Date. All payments received by the Bank shall be applied to payment of costs, fees and expenses to which the Bank is entitled under the Loan Documents, and then to payment of accrued interest and then to payment of principal.

     (ii) Notwithstanding anything herein to the contrary, no Interest Period may end later than the Term Loan Maturity Date. After the occurrence of an Event of Default, the Applicable Rate may not be continued at or converted into the LIBOR Rate but shall be the Default Rate.

     (iii) In the event that the Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain the principal amount of a LIBOR Loan) as a result of any repayment or prepayment of the principal amount of any LIBOR Loan on a date other than the scheduled last day of the Interest Period applicable thereto then, upon written notice from the Bank to the Borrower the Borrower shall, within five days of receipt thereof, pay directly to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice shall, in the absence of manifest error, create a rebuttable presumption of the amount of such losses or expenses.

     (iv) Interest shall accrue on the outstanding principal balance of the Term Loan until the Term Loan Maturity Date at a LIBOR Rate (subject to provisions of this Agreement providing for a different Applicable Rate under limited circumstances) provided, however, that after the Term Loan Maturity Date, interest shall accrue at the Default Rate.

     (v) Interest shall, in every case, be calculated on an assumed year of 360 days for the actual number of days elapsed.

     (E) Principal Payments. (i) During the Term Period, principal shall be payable in consecutive quarterly installments in the respective amounts set forth in Exhibit "G" attached hereto and incorporated herein by reference,
         -----------
commencing January 15, 2002, and continuing on the 15/th/ day of each January, April, July and October of each year thereafter until the Term Loan Mauturity Date upon which date all unpaid principal plus accrued but unpaid interest thereon shall be due and payable by the Borrower.

     (ii) All payments received by the Bank shall be applied first to payment of costs, fees and expenses to which the Bank is entitled under the Loan Documents, then to accrued but unpaid interest and then to reduction of principal.

     (F) Right of Prepayment of the Term Loan. Subject to the provisions of this Article II including, without limitation, Section 2.07(D)(iii), Borrower
                                               --------------------
shall have the right to prepay the Term Loan, in whole or in part without penalty provided, however, that Borrower shall pay accrued interest to the date of such prepayment and any costs incurred by the Bank by reason of prepayment occurring prior to the end of an Interest Period. Borrower may be liable to pay a penalty fee under a Hedge Agreement depending upon the interest rate environment at the time of prepayment. Prepayments shall be made to Bank in immediately available funds and shall be applied to the last of the installment(s) to mature, and any such prepayment shall not affect or vary the obligation of Borrower to pay any installment when due. The Borrower shall not have the right to re-borrow amounts that have been prepaid it being expressly acknowledged by Borrower that there is no revolving feature to the Term Loan.

     SECTION 2.08. Manner of Payment of Loans. All amounts payable by the Borrower to Bank in connection with the Acquisition and Construction Loan Note and the Term Loan Note shall be paid in lawful money of the United States of America in collected funds at the principal office of Bank in Birmingham, Alabama (or such other office of the Bank as it may designate from time to time), not later than 1:00 p.m., Eastern Time) on the day the payment is due. Payments received after 1:00 p.m., Eastern Time shall be deemed received on the next Business Day. If any payment or prepayment falls due on a day that is not a Business Day, then such due date shall be extended to the first succeeding Business Day.

     SECTION 2.09. Non Usury. Notwithstanding any other provision of this Agreement, the Notes or of any instrument securing the Notes or any other instrument executed in connection with the Loans evidenced thereby, it is expressly agreed that amounts payable under the Notes or under the other aforesaid instruments for the payment of interest or any other payment in the nature of or which would be considered as interest or other charge for the use or loan of money shall not exceed the highest rate allowed by law, from time to time, and in the event the provisions of this Agreement, the Notes or of such other instruments referred to above in this paragraph with respect to the payment of interest or other charge for the use or loan of money shall result in payments of interest exceeding such limitation, then the excess over such limitation shall not be payable and the amount otherwise agreed to have been paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a repayment of principal and shall operate to reduce such principal by the amount of such excess, or if any such payment is in excess of the principal indebtedness, such excess shall be refunded.

     SECTION 2.10.  LIBOR Rate Lending Unlawful.  If as a result of a regulatory
                    ---------------------------
change the Bank shall reasonably determine that it is unlawful for the Bank to make, continue or maintain the LIBOR Loan, the obligation of the Bank to make, continue or maintain any such LIBOR Loans shall, upon such determination (and telephonic notice thereof, to be subsequently confirmed in writing, to the Borrower which notice shall, in the absence of manifest error, create a rebuttable presumption as to the effect of such regulatory change as specified above), forthwith be suspended until the earliest date the Bank can determine and notify the Borrower that the circumstances causing such suspension no longer exist, and the interest rate applicable to the outstanding LIBOR Loan shall automatically convert to the Base Rate on the last day(s) of the then current respective Interest Period with respect thereto or sooner, if required by such regulatory change, provided that the Bank shall take any reasonable actions
                   --------
available to it (including designation of its lending offices) consistent with legal and regulatory restrictions that will avoid the need for such suspension and will not, in the reasonable judgment of the Bank, be otherwise materially disadvantageous to the Bank.

     SECTION 2.11.  Deposits Unavailable.  If the Bank shall have reasonably
                    --------------------
determined that quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loan as provided herein or that, by reason of circumstances affecting the London interbank eurodollar market, adequate means do not exist for ascertaining the interest rate hereunder for the LIBOR Loan, then, upon telephonic notice from the Bank to the Borrower to be subsequently confirmed in writing (such notice, in the absence of manifest error, to create a rebuttable presumption as to the effect specified above), the obligations of the Bank to make or continue the LIBOR Loan shall forthwith be suspended until the earliest date that the Bank can reasonably determine and notify the Borrower that the circumstances causing such suspension no longer exist, provided that the Bank shall take any reasonable actions
                 --------
available to it to obtain the necessary quotations of interest rates in the London interbank eurodollar market (or another eurodollar market acceptable to the Bank and to the Borrower).

     SECTION 2.12.  Treatment of Affected Loans.  If the obligation of the Bank
                    ---------------------------
to make, continue or maintain the LIBOR Loan shall be suspended pursuant to

Section 2.10 or 2.11 above, the interest rate applicable to the outstanding
--------------------
LIBOR Loan shall be automatically converted to the Base Rate on the last day(s) of the then current Interest Period for such LIBOR Loan (or, in the case of a suspension pursuant to Section 2.10, sooner, if required by the regulatory
                       ------------
change that gave rise to such suspension) and, unless and until the Bank gives notice as provided below that the circumstances specified in Section 2.10 or
                                                             ---------------
2.11 (as the case may be) that gave rise to such suspension no longer exist the
----
LIBOR Loan that would otherwise be made or continued by the Bank at the LIBOR Rate shall be made or continued instead at the Base Rate.

     If the Bank gives notice to the Borrower that the circumstances specified in Section 2.10 or 2.11 that gave rise to such suspension no longer exist (which
   --------------------
the Bank agrees to do promptly upon such circumstances ceasing to exist) the LIBOR Loan converted to accrue interest at the Base Rate shall be re-converted, on the first day of the next succeeding Interest Period for such outstanding LIBOR Loan.


                                  ARTICLE III

                             CONDITIONS PRECEDENT
                             --------------------

     SECTION 3.01. Conditions Precedent to Making Loan Advances. In addition to the conditions precedent set forth in Article II of this Agreement, the obligation of the Bank to disburse Loan proceeds as provided in Article II of this Agreement is subject to the further condition precedent that the Bank shall have received on or before the day of Closing the Acquisition and Construction Loan, or on or before the day of making each Advance during the Construction Period, as indicated in this Section 3.01, each of the following, in form and
                             ------------
substance satisfactory to the Bank and its counsel:

     (1) Note. At Closing of the Acquisition and Construction Loan (hereafter in this Section 3.01, "Closing"), the Acquisition and Construction Loan Note duly executed by the Borrower, and (ii) at Closing of the renewal and extension of the Acquisition and Construction Loan by conversion to the Term Loan, the Term Loan Note duly executed by Borrower;

     (2) Evidence of all corporate action by the Borrower and Guarantors. At Closing, copies of all corporate action taken by the Borrower and the Guarantors, certified as of the date of this Agreement, including resolutions of their Boards of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which each is a party.

     (3) Incumbency and signature certificates of the Borrower and Guarantors. At Closing, a certificate (dated as of the date of this Agreement) of each of the Borrower and the Guarantors certifying the names, incumbency and true signatures of their respective officers authorized to sign the Loan Documents to which each is a party, and having attached thereto certified copies of their respective Articles of Incorporation and By-Laws;

     (4) Opinions of Counsel for the Borrower and for the Guarantors. At Closing, an opinion of counsel for each of the Borrower and the Guarantors respectively, in form and substance acceptable to the Bank and as to such other matters as the Bank may reasonably request;

     (5) Owner Funds. At or prior to making the first Advance for Construction Costs, Borrower shall provide to the Bank evidence reasonably satisfactory to the Bank that all items of the Budget to be paid from Owner Funds by Borrower have been paid or that provision has been made for payment;

     (6) Items Relating to Non-Real Property Collateral. The Bank shall have received at Closing a Security Agreement from Borrower in form and substance acceptable to the Bank pledging as Collateral all personal property assets of the Borrower accompanied by appropriate financing statements in Florida form for filing for the purpose of perfecting the Bank's security interest. Upon request by the Bank, at or before each Advance during the Construction Period, the Bank shall have received, prior to disbursement of proceeds of the Loan for which such property is pledged as Collateral a current lien search in a form and from a source satisfactory to the Bank relating to the Collateral and showing that no other liens of equal or greater priority than the lien of the Bank exist with respect to such Collateral except such as will be paid, satisfied and discharged with the proceeds of the Loan Advance and, in such event, that each such lienor has prepared and delivered for filing with the appropriate governmental agency upon payment an appropriate satisfaction of lien;

     (7) Items Relating to Real Property Collateral. The Bank shall have received the following which shall (except for the Mortgage) each be from a source independent of the Borrower and in a form and giving conclusions acceptable to the Bank, and each certified to the Bank;

     (a) at Closing a Mortgage from Astrotech including therein a collateral assignment of rents, leases and profits, securing the Notes, duly executed in recordable form and naming the Bank as mortgagee, encumbering each of the properties constituting Real Property Collateral;

     (b) at Closing, a deed of conveyance of title to the Real Property Collateral from Astrotech to Borrower duly executed in recordable form;

     (c) at Closing a Mortgage from Borrower including therein a collateral assignment of rents, leases and profits, securing the Notes, duly executed in recordable form and naming the Bank as mortgagee, encumbering each of the properties constituting Real Property Collateral;

(d)  (1)    at Closing (with appropriate endorsements at the time of each
     Advance during the Construction Period), a standard form ALTA mortgagee title insurance commitment relating to the Real Property Collateral, with a Title Policy and Form 9 comprehensive endorsement issued promptly after recording of the Mortgage, naming the Bank as the insured mortgagee and showing:

          (i) good and marketable fee simple title acceptable to the Bank being vested in Astrotech prior to Closing and in Borrower upon Closing; and

          (ii) that the Bank's mortgages constitute a first priority lien encumbering the mortgaged Real Property Collateral without qualification or exception other than permitted encumbrances accepted by the Bank in writing; and

          (2) at Closing, a certificate evidencing the existence of public liability insurance required by Section 5.05 of this Agreement;
                                ------------

(e) at Closing, environmental indemnification agreements, in form and substance acceptable to the Bank, relating to the Real Property Collateral, whereupon Astrotech and the Borrower respectively agree to indemnify the Bank against such environmental hazards and other matters as the Bank may require;

(f) at Closing, copies of each of the MDC Contract and the LMCLS Contract fully signed by the parties thereto together with a current assignment to the Bank of all rights (but not the obligations) of Borrower and Astrotech as landlord under each of the MDC Contract and the LMCLS Contract including, without limitation, the right to receive CLIN 1 Payments under each of the MDC Contract and the LMCLS Contract, and providing for current, direct payment to the Bank of all CLIN 1 Payments under said MDC Contract and LMCLS Contract; provided, however, that if the MDC Contract is not yet signed as of the Closing, then a copy of such fully signed MDC Contract and the assignment relating thereto shall be provided to the Bank within forty five (45) days after Closing and the Maximum Amount available for Advances shall be reduced by 60% until such requirement is satisfied, provided, that such reduction shall be eliminated when the requirement is satisfied within the 45-day period;

(g) a duly executed Subordination, Non-Disturbance and Attornment Agreement from each of McDonnell Douglas Corporation and Lockheed Martin Commercial Launch Services, Inc. relating to the tenancy under each of the MDC Contract and the LMCLS Contract, such agreement, all in form and substance acceptable to the Bank;

(h) prior to making any Advances during the Construction Period (or as otherwise provided by law or indicated herein) relating to any phase of the Project, the following items for the relevant phase of the Project:

          (i) an ALTA foundation/boundary survey of the Real Property Collateral showing an absence of easements, encroachments, overlaps and other conditions which, in the reasonable opinion of the Bank, would impair the value of the Real Property Collateral as Collateral for the Notes, with updates at the time of each Advance if requested by the Bank;

          (ii)   Project construction Plans and Specifications;

          (iii) a fully executed contract for the relevant phase of the Project including a Project cost breakdown and construction Budget/Funding Schedule;

          (iv) copies of the general contract and all sub-contractor purchase orders;

          (v) builder's risk insurance policy relating to the relevant phase of the Project from a source and in a form acceptable to the Bank and naming Bank as additional insured and loss payee;

          (vi) at Closing, flood plain certificate stating whether the Real Property Collateral lies within or without a special flood hazard area according to a FIA flood hazard boundary map issued by the Department of Housing and Urban Development Federal Insurance Administration and, if the Real Property lies within such flood hazard area, flood insurance in an amount, form a source and in a form acceptable to the Bank and naming the Bank as additional insured and loss payee;

          (vii) at Closing, written verification by appropriate governmental authorities of appropriate land use and zoning for the relevant phase of the Project;

          (viii) copies of all permits and approvals necessary for site development and construction of the relevant phase of the Project including, without limitation, federal permits from entities such as the Environmental Protection Agency and Army Corps of Engineers, state and local permits and development of regional impact statements with regulatory responses and approvals;

          (ix) collateral assignments of all of the items listed in (ii) through (iv) and (viii) to the Bank to secure the Notes;

          (x)    the documents listed in Exhibit "D"  relating to the relevant
                                         ----------
          phase of the Project not already provided to the Bank and not otherwise referenced above and such other information as the bank may reasonably request; and

          (xi) a payment and performance bond from a source and in a form acceptable to the Bank.

     (f) Satisfaction of the requirements of the Commitment Letter the terms of which are incorporated herein by reference, provided, however, that in the event of a conflict between the terms of the Commitment Letter and the terms of this Agreement, the terms of this Agreement shall control.

     (8) Insurance. The Bank shall receive, prior to making any Advance for any phase of the Project, evidence satisfactory to it that all Collateral and Improvements that are part of such phase of the Project and are to be located on the Real Property Collateral are insured pursuant to a Builder's Risk policy against fire, theft and casualty loss to full insurable value (less customary deductibles and co-payment) and that the Bank is named as loss payee and an additional insured as its interest may appear and such other insurance as is required by the Commitment Letter.

     (9) Guaranty Agreements. A Guaranty Agreement from each of the Guarantors, in form and substance acceptable to the Bank, whereby each Guarantor guaranties payment and collection of the obligations of Borrower under the Loan Documents.

     (10) Stock Pledge Agreements. (a) A Stock Pledge and Security Agreement from Spacehab pledging 100% of the common voting stock of Astrotech as security for the performance of Spacehab's obligations under its Guaranty Agreement, accompanied by the stock certificates endorsed in blank or, if the stock is held in uncertificated form, a depository agreement or other agreement, in any case in form and substance acceptable to the Bank, from a third party depository or transfer agent agreeing to act as agent for the Bank to hold the uncertificated stock for the Bank's account as secured party.

     (b) A Stock Pledge and Security Agreement from Astrotech pledging 100% of the common voting stock of Borrower as security for the performance of Astrotech's obligations under its Guaranty Agreement, accompanied by the stock certificates endorsed in blank or, if the stock is held in uncertificated form, a depository agreement or other agreement, in any case in form and substance acceptable to the Bank, from a third party depository or transfer agent agreeing to act as agent for the Bank to hold the uncertificated stock for the Bank's account as secured party.

     (11) Security Agreement. A Security Agreement from Astrotech, in form and substance acceptable to the Bank, pledging certain Florida personal property assets of Astrotech as collateral security for the performance of Astrotech's obligations under its Guaranty Agreement accompanied by appropriate financing statements in Florida form for filing for the purpose of perfecting the Bank's security interest.

     (12) Other Documents. The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

     (13) General. All agreements, instruments and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Bank, and Bank shall have received on the date of Closing or on the date of each Advance, as appropriate, copies of all documents which it may have requested in connection with this transaction.

     (14) No Default. No event shall have occurred and be continuing as of the date of Closing and as of the date of each Advance which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both.

     (15) Lien Searches. Bank shall have received at Closing and on the date of each Advance any lien searches that it deems necessary from each filing office where the Borrower has a place of business, where the Collateral is located or where filings are required to be made, reflecting that the Collateral is free and clear of all liens and encumbrances except those permitted by this Agreement.

     (16) Payment of Fees. Borrower shall have paid at or before Closing to or for the benefit of the Bank all reasonable fees required to be paid by the Borrower at Closing pursuant to the Commitment Letter or this Agreement including, without limitation, the reasonable fees and expenses of Bank's legal counsel.

     SECTION 3.02. Execution of Additional Security Documents. The Borrower agree to execute and deliver, or cause the execution and delivery of, such security agreements, assignments, pledges, consents and financing statements as may reasonably be required by Bank to evidence security for the Loan, all in form satisfactory to Bank.

     SECTION 3.03. Conditions Precedent for the Bank's Benefit. The foregoing conditions precedent exist solely for the Bank's benefit, and the Bank in its reasonable discretion shall determine whether they have been satisfied.


                                  ARTICLE IV

                         REPRESENTATION AND WARRANTIES
                         -----------------------------


     The Borrower makes the following representations and warranties to the Bank.

     SECTION 4.01. Incorporation, Good Standing, and Due Qualification. Borrower is a corporation duly organized, validly existing, and having an active status under the laws of the State of Florida; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified and in good standing under the laws of the State of Florida and of each other jurisdiction in which such qualification is required, if any.

     SECTION 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders or of any other corporation or business entity;
(2) contravene either Borrower's Articles of Incorporation or By-Laws; (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which either Borrower is a party or by which it or its properties may be bound or affected; (5) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower other than those created by the Loan Documents in favor of the Bank; or (6) cause the Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

     SECTION 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement, will be legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, and principles of equity. Borrower represents and warrants that it is not insolvent or contemplating filing a voluntary petition for bankruptcy nor is Borrower aware of any possibility or threat of being subject to any petition for involuntary bankruptcy.

     SECTION 4.04. Financial Statements. All financial statements of Borrower and/or Astrotech which have been furnished to the Bank by the Borrower, are complete and correct and fairly present, in all material respects, the financial condition of the Borrower and/or Astrotech and the results of the operations of the Borrower and/or Astrotech for the periods covered by such statements, all in accordance with GAAP and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower and/or Astrotech. There are no liabilities of the Borrower and/or Astrotech fixed or contingent, which are material but are not reflected in financial statements provided to the Bank or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report relating to the Borrower and/or Astrotech furnished by the Borrower to the Bank in connection with the negotiation of or pursuant to this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Any financial projections in respect of Borrower and/or Astrotech provided to the Bank have been prepared based upon present facts and using assumptions which Borrower and/or

Astrotech believes to be fair and reasonable.

     SECTION 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower are now affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty, nor does the Borrower have any reason to believe that either of them will be affected in the future, by any strike, lockout or other labor dispute or embargo (whether or not any of the foregoing are covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower.

     SECTION 4.06. Other Agreements. Borrower is not a party to any indenture, loan, or credit agreement or, to Borrower's knowledge, to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in respect of payment or, to its knowledge, in any other respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party except where such default does not have and will not have a material adverse effect on Borrower, its business, assets, properties or financial condition.

     SECTION 4.07. Litigation. There is no pending or, to Borrower's knowledge, threatened action or proceedings against or affecting the Borrower before any court, governmental agency or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

     SECTION 4.08. No Defaults on Outstanding Judgments or Orders. The Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     SECTION 4.09. Ownership and Liens. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 and all properties and assets
                                    ------------
pledged as Collateral to the Bank (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of their respective leasehold interests is subject to any Lien, except Permitted Liens.

     SECTION 4.10. Operation of Business. To the best of Borrower's knowledge, the Borrower possesses, or will obtain prior to the first Advance for which such may be needed, all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto (except where the failure to obtain same does not have and will not have a material adverse effect on the Borrower, its business, assets, properties or financial condition), to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

     SECTION 4.11. Taxes. The Borrower has filed (or have timely filed extensions for) all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon which are due, including interest and penalties, except for such taxes as may be contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------


     So long as the Notes shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall:

     SECTION 5.01. Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     SECTION 5.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower.

     SECTION 5.03. Maintenance of Properties. Maintain, keep, and preserve, all of its properties (corporeal or incorporeal) necessary or useful in the proper conduct of its business, in the aggregate, in reasonable working order and condition, ordinary wear and tear excepted.

     SECTION 5.04. Conduct of Business. After commencement of operation of the Project, continue to engage in an efficient and economical manner in the business conducted by Borrower on the date of Closing the Acquisition and Construction Loan.

     SECTION 5.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, and shall include, without limitation, (i) Builder's Risk Insurance required by Section 3.01(8) (ii) fire,
                                                     ---------------
theft and casualty insurance insuring property pledged to secure the Loans in an amount of not less than full insurable value, and (iii) public liability insurance including, without limitation automobile and appropriate liability coverage relating to the Collateral in not less than the amounts of present coverage in existence on the date of this Agreement, and (iii) after commencement of operation of the Project, business interruption insurance. All personal property pledged as Collateral for the Loan shall be insured against fire, theft and casualty loss to the full insurable value thereof. All policies of insurance shall name the Bank as an additional insured, loss payee or primary beneficiary as its interest may appear.

     Borrower shall immediately notify the Bank upon the occurrence of any business interruption or of any casualty, damage or loss to Collateral or seizure of any Collateral in excess of $75,000 for any reason including, without limitation, action of any foreign government.

     SECTION 5.06. Compliance with Laws. Borrower shall comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property provided, however, that Borrower shall have the right in good faith to contest the imposition of any tax or the levy of any assessment or governmental charge so long as non-payment during such contest does not result in the imposition of a Lien upon the Collateral.

     SECTION 5.07. Right of Inspection. Borrower shall, at any reasonable time and from time to time and upon reasonable notice to Borrower (except that no notice shall be required in the Event of Default), permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants. Such inspection shall be conducted during normal business hours and, to the extent practicable, shall not unreasonably interfere with Borrower's normal business affairs.

     SECTION 5.08.  Reporting Requirements. Furnish to the Bank:

     (1) Interim financial statements of Borrower and Astrotech. As soon as available and in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, combining and combined balance sheets of the Borrower and Astrotech as of the end of such quarter, statements of income and retained earnings of the Borrower and Astrotech for the period commencing at the end of the previous fiscal year, if any, and ending with the end of such quarter, and a balance sheet and statement of change in financial position of the Borrower and Astrotech for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, if any, and all prepared in accordance with GAAP consistently applied and certified by their respective chief financial officers (subject to year-end adjustments);

     (2) (a) SPACEHAB financial statements. As soon as available and in any event within thirty (30) days after filing with the Securities Exchange Commission ("SEC"), SPACEHAB's SEC Forms 10K and 10Q; and

     (b) Borrower and Astrotech annual financial statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, combining and combined balance sheets of the Borrower and Astrotech as of the end of such fiscal year, statements of income and retained earnings of the Borrower and Astrotech for the period commencing at the end of the previous fiscal year, and a balance sheet and statement of change in financial position of the Borrower and Astrotech for the fiscal year just ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, if any, and all prepared in accordance with GAAP consistently applied and certified by their respective chief financial officers (subject to year-end adjustments);

     (3) Environmental Reports. Within thirty (30) days after sending same to any federal, state or local environmental regulatory agency, copies of any reports or assessments relating to the environmental condition of the Real Property Collateral including, without limitation, reports or assessments relating to the presence, suspected presence, release or discharge or suspected release or discharge of any Hazardous Material or Hazardous Substance in or into the air, soil, surface water, groundwater or soil vapor at, on, about, under, or within any of the Real Property Collateral or any portion thereof. For the purposes hereof, the terms "Hazardous Material" and "Hazardous Substance" shall have the meanings ascribed thereto in the Mortgage and in the Environmental Indemnification Agreement between the Bank and the Borrower relating to the Real Property Collateral.

     (4) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, against or, to Borrower's knowledge, materially affecting the Borrower or Astrotech or any Subsidiary, which, if determined adversely to the Borrower or Astrotech or such Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower or Astrotech or such Subsidiary;

     (5) Notice of Defaults and Events of Default. Immediately after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (6) Reports to other creditors. Upon reasonable request by the Bank made not more frequently than quarterly, promptly after the furnishing thereof by Borrower or Astrotech, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.08;
                     ------------

     (7) Notice of acquisition, bulk sale, merger or change in control. Prior to any (i) proposed acquisition of control of or purchase of all or any substantial part of the assets of any corporation or business entity by Borrower or Astrotech; (ii) sale of all or any substantial part of the assets of the Borrower or Astrotech; (iii) any merger by the Borrower or Astrotech with any other entity whether or not Borrower or Astrotech is to survive the merger; or
(iv) change in ownership or voting control of 5% or more of the common stock of Borrower or Astrotech entitled to vote; Borrower shall provide the Bank with not less than thirty (30) days advance written notice.

     (8) Notice of Business Interruption, etc. After the Completion Date Borrower shall, within ten (10) Business Days of Borrower becoming aware of the occurrence thereof, notify the Bank of the occurrence of any business interruption (other than a planned seasonal shutdown), casualty or damage or loss of property which could have a material adverse effect on the business of the Borrower or Astrotech for any reason including, but not limited to, any action of any foreign government.

     (9) Borrower's Quarterly Report. Borrower shall submit to the Bank a Borrower's Report (the "Borrower's Report") in the form attached hereto as Exhibit "F" , beginning on March 31, 2002 and at least quarterly thereafter,
----------
within forty five (45) days of the end of the fiscal quarter reported, during the term of this Agreement. Each such Borrower's Report shall be signed and certified by the Chairman and/or President and/or Chief Financial officer of Borrower and shall show, as of the last day of the quarter reported, Borrower' calculations showing compliance with each of the financial covenants set forth in Article VII of this Agreement, and shall state that, to the best of the certifying officer's knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.

     (10) General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or Astrotech or any Subsidiary as the Bank may from time to time reasonably request.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------


     So long as any Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not, without the prior written consent of the Bank:

     SECTION 6.01. Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any Collateral now owned or hereafter acquired, except:

     (1) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (2) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and which have been transferred to appropriate bond; and

     (3)  The Liens given to the Bank pursuant to the Loan Documents.

     SECTION 6.02. Mergers, Etc. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire any assets after the date of this Agreement.

     SECTION 6.03. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

     SECTION 6.04. Sale of Assets. The Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets.

     SECTION 6.05. Investments. Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock in any Person or to make any investment or make any capital contribution to, or otherwise invest in or acquire any interest in any Person.

     SECTION 6.06. Transaction With Affiliate. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate including, without limitation, the purchase, sale or exchange of property or the rendering of any service Provided, however, that nothing in this Section 6.06 shall be deemed to prohibit
                                        ------------
transactions between Borrower and Astrotech under or relating to the MDC Contract and the LMCLS Contract.

     SECTION 6.07.  No Subsidiary, Etc.  Form or acquire any Subsidiary.

     SECTION 6.08. Dividends, Distributions and other Payments. Borrower shall not pay any dividend, distribution, management fee, salary increase in excess of 10% of the prior year's salary; loan repayment or any payment whatsoever to any stockholder, member, investor, creditor, independent contractor or any Person or entity whatsoever without the prior, written consent of the Bank.

     SECTION 6.09. No Debt. Borrower shall not incur any Debt of any kind or character whatsoever, whether direct or contingent, except for Indebtedness owed to the Bank.

                                  ARTICLE VII

                              FINANCIAL COVENANTS
                              -------------------

     SECTION 7.01. Minimum Tangible Net Worth. The Borrower shall, as of March 31, 2002 and thereafter, maintain a combined (including Astrotech) minimum Tangible Net Worth of $19,500,000.00. Thereafter, the minimum Tangible Net Worth shall increase by a minimum of 90% of pre-tax income annually on a cumulative basis, provided that a minimum combined Tangible Net Worth requirement determined by such formula shall not thereafter decrease as a result of any subsequent decrease in pre-tax income.

     SECTION 7.02. Ratio of Total Liabilities to Tangible Net Worth. The Borrower shall maintain at all times a combined (including Astrotech) ratio of Total Liabilities divided by combined Tangible Net Worth of less than 1.75 to 1.0.

     SECTION 7.03. Fixed Charge Coverage Ratio. The Borrower shall maintain at all times a minimum combined (including Astrotech) Fixed Charge Coverage Ratio of greater than 1.15 to 1.0. Compliance with this covenant shall be determined quarterly on a rolling quarter basis for the fiscal quarter just ended and the prior three fiscal quarters of the Borrower.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

     SECTION 8.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

     (1) The Borrower should fail to pay the principal of, or interest on either of the Notes, or any amount of fee payable to the Bank, as and when due and payable;

     (2) Any representation or warranty made by the Borrower to the Bank in this Agreement or by a Guarantor in its Guaranty Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document to which Borrower is a party shall prove to have been false or incorrect in any material respect on or as of the date made and the Bank believes in good faith that such false or incorrect nature of the representation or warranty has rendered the Bank insecure under the terms of this Agreement;

     (3) The Borrower shall fail to make or to cause to be made the expenditure of Owner's Funds for payment of Project Costs or the Borrower shall otherwise fail to perform, or observe any term, covenant, or agreement not requiring the payment of money contained in any Loan Document to which it is a party on its part to be performed or observed which failure continues for a period of thirty
(30) days following receipt by Borrower of written notice from the Bank;

     (4) Either the Borrower, or any Subsidiary or Affiliate or any Guarantor, shall (a) fail to pay any indebtedness for borrowed money, or any interest or premium thereon, when due or within any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
(b) fail to perform or observe (beyond any applicable grace period, if any) any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure of payment or to perform or observe is to accelerate, or to permit acceleration of the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity;

     (5) The Borrower or any Guarantor (a) shall not, or shall be unable to, or shall admit in writing its general inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or
(c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of ninety (90) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety
(90) days or more;

     (6) Either McDonnell Douglas Corporation or Lockheed Martin Commercial Launch Services, Inc. (a) shall not, or shall be unable to, or shall admit in writing its general inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of ninety (90) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more;

     (7) One or more judgments, decrees, or orders for the payment of money which total in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate, or such lower amount that creates a material adverse change in Borrower's or any Guarantor's financial condition or ability to conduct business, shall be rendered against either the Borrower or any Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

     (8) McDonnell Douglas Corporation defaults in any material respect under the MDC Contract, or Lockheed Martin Commercial Launch Services, Inc. defaults in any material respect under the LMCLS Contract, including without limitation a default in payment of CLIN 1 Payments due to the Bank under the respective contracts, and such default is not cured within any applicable cure period provided in such contracts;

     (9) Borrower defaults in any material respect under either the MDC Contract or the LMCLS Contract and such default is not cured within any applicable cure period provided in such contracts with the result, in either case, that CLIN 1 Payments under either or both of the respective contracts cease or are diminished to the point that CLIN 1 Payments shall be prospectively insufficient to pay the principal and interest on the Loan at the times and in the amounts required by the Loan Documents;

     (10) Either or both of the MDC Contract and the LMCLS Contract are terminated in whole or in part by any party thereto for any reason whatsoever with the result, in either case, that CLIN 1 Payments under either or both of the respective contracts cease or are diminished to the point that CLIN 1 Payments shall be prospectively insufficient to pay the principal and interest on the Loan at the times and in the amounts required by the Loan Documents;

     (11) the Borrower or any Guarantor shall in any material respect fail to comply (subject to such party's right in good faith to contest applicability or enforcement) with any statute, rule, regulation, ordinance, order, or other law or judicial decree regarding Borrower or any Guarantor or their respective premises or assets which failure causes a material adverse change in Borrower's or any Guarantor's financial condition or in Borrower's ability to operate the Project or causes a material adverse decline in the value of any of the Collateral;

     (12) the Borrower defaults under any Other Agreements and such default continues beyond any applicable cure period provided therein.

     SECTION 8.02.  Action if Bankruptcy. If any Event of Default described in
Section 8.01 (5) or (6) shall occur with respect to the Borrower or any
-----------------------
Guarantor, then the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other obligations of the Borrower under the Loan Documents shall automatically be and become immediately due and payable, without notice or demand or presentment and the Bank shall, subject to limitations imposed by laws relating to bankruptcy, moratorium and equitable limitations on enforcement of creditors' rights generally, pursue any and all rights of the Bank under the Loan Documents including, without limitation foreclosure as to any and all pledged Collateral.

     SECTION 8.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.01 (5) or (6) with
                                              -----------------------
respect to the Borrower or any Guarantor) shall occur for any reason, whether voluntary or involuntary, and be continuing, then, and in any such event, the Bank may: (1) declare its obligations under this Agreement to be terminated, whereupon the same shall forthwith terminate; (2) declare the Notes, all interest thereon, and all other amounts payable under this Agreement and the Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; and (3) pursue any and all rights of the Bank under the Loan Documents including, without limitation, foreclosure as to any and all pledged Collateral.

     SECTION 8.04. Additional Remedies of Bank. In addition to other remedies available to the Bank in an Event of Default under this Agreement, the Bank shall have the absolute right, at its option and election, to (1) cancel this Agreement by written notice to the Borrower; (2) institute appropriate proceedings to specifically enforce performance hereof; (3) withhold further Advances hereunder; (4) take immediate possession of the Property and Improvements as well as all other property to which title is held by Borrower as is necessary to fully complete all on-site and off-site

Improvements contemplated to be developed and/or constructed under this Agreement; (5) appoint a receiver, as a matter of strict right without regard to the solvency of Borrower, for the purpose of preserving the Project, preventing waste, and to protect all rights accruing to Bank by virtue of this Agreement, and expressly to make any and all further improvements, whether on-site or off-site, as may be determined by Bank for the purpose of completing the Improvements in accordance with this Agreement. All expenses incurred in connection with the appointment of said receiver, or in protecting, preserving, or improving the Property and the Improvements, shall be chargeable against the Borrower and shall be enforced as a lien against the Collateral. Nothing herein shall be construed to require notice or opportunity to cure in the event that Borrower defaults in any obligation to pay money under the Notes (except as provided under the Notes). The said remedies and rights of Bank shall be cumulative and not exclusive, the Bank to be privileged and have the absolute right to resort to any one or more, or all of the said remedies, neither to the limited exclusion of the other in the event of any such default or breach of said agreement or provisions by the Borrower. The Bank shall have the absolute right to apply any balance of the Loan funds as a payment toward the Notes, and no other party, whether contractor, materialmen, laborer, sub-contractor, or supplier, shall have any interest in the Loan funds so applied and shall not have any right to garnish, require or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performed or materials supplied. Any additional funds advanced by Bank to complete construction of the Improvements shall be secured by the lien of said Mortgage and shall be considered part of the Loan and shall be added to the amounts due under the Notes.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     SECTION 9.01. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including fax communication) and mailed or delivered, if to Borrower, at its address at 300 D Street SW, Suite 814, Washington, DC 20024-4703, and if faxed to (202) 488-8241; and if to the Bank, at its address at 420 North 20/th/ Street, Birmingham, AL 35203, Attn: Florida Corporate Banking (St. Petersburg)(Fax No. 727-898-5319), with a copy to the Bank at 150 Second Avenue North, Suite 400, St. Petersburg, FL 33701; or, as to each party, at such other address or fax number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. All such notices and communications shall, when
              ------------
faxed, be effective upon machine confirmation of receipt and, if mailed, when deposited in the mails addressed as aforesaid be effective upon receipt or if sent by certified mail, return receipt requested, then upon receipt or presentment and refusal of delivery.

     SECTION 9.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any rights under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights under any Loan Document without the prior written consent of the Bank.

     SECTION 9.05. Costs, Expenses, and Taxes. The Borrower agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, and recording of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents after the occurrence of an Event of Default or if the Bank determines in good faith that an Event of Default is imminent. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 9.06. Governing Law. This Agreement and the Note and all Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida.

     SECTION 9.07. Severability of Provisions. Any provision of this Agreement or of any Loan Document which is deemed by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified it shall be stricken and all other provisions of this Agreement or the applicable Loan Document shall in all other respects remain valid and enforceable.

     SECTION 9.08. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     SECTION 9.09. Waiver of Jury Trial. As an important inducement to the Bank to enter this Agreement, Borrower and Bank each waive the right to trial by jury in any action arising under or in any way related to this Agreement.

     SECTION 9.10. Transfer of Interest. Borrower agree and consent to Bank's sale or transfer, whether now or later, of one or more participation interests in the Loan, to one or more purchasers, whether related or unrelated to Bank. Bank may, subject to reasonable and customary confidentiality provisions, provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Bank may have about Borrower or about any other matter relating to the Loan. Borrower additionally waive any and all notices of sale of participation interests as well as all notices of any repurchase of such participation interests. Borrower also agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under any agreement governing the sale of such participation interests. Borrower further waive all rights of offset or counterclaim that it may have now or later against Bank or against any purchaser of such a participation interest and unconditionally agree that either Bank or such purchaser may enforce Borrower' obligations under the Loan Documents irrespective of failure or insolvency of any holder of any interest in the Loan. Borrower further agree that the purchaser of any such participation interest may enforce its interest irrespective of any personal claims or defenses that Borrower may have against the Bank.

     SECTION 9.11.  Time Constraint.  Time is of the essence of this Agreement.

     SECTION 9.12. No Partnership. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Bank and Borrower or any contractor. Except as specifically provided herein, the Bank is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Bank in any way or create any contractual duties by Bank to any contractor or subcontractor, materialman, laborer or any other Person except Borrower.

     SECTION 9.13. Final Agreement. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. ANY INCONSISTENCIES BETWEEN THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THIS AGREEMENT. ANY PROVISION IN ANY OTHER LOAN DOCUMENTS WHICH SET SPECIFIC REQUIREMENTS WHICH ARE MORE STRINGENT THAN THOSE CONTAINED HEREIN, HOWEVER, SHALL SUPERSEDE THE LESS BURDENSOME PROVISION OF THIS AGREEMENT.

     SECTION 9.14. Stay Waiver. Borrower represents and warrants to the Bank, and agrees not to take any contrary position in any subsequent bankruptcy proceedings, as follows: (i) the Real Property Collateral is not now and never will be necessary to any plan of reorganization of any type; (ii) Borrower is a single asset entity, such asset being the Real Property Collateral; (iii) Borrower has no creditors other than the Bank; (iv) any default hereunder will likely result solely from the unexpected inability of cash flow from the Real Property Collateral to make payments required by the Loan Documents; (v) the Real Property Collateral is subject to foreclosure or other enforcement of the Bank's rights under the Loan Documents; and (vi) any subsequent bankruptcy filing by Borrower prior to the completion of the Bank's foreclosure in the event of a Default hereunder will be in bad faith for the sole purpose of delaying and frustrating the legitimate efforts of the Bank to enforce its rights. In consideration of the premises, and of the making of the Loans by the Bank to the Borrower, the Borrower further acknowledges and agrees that:

     (A) The Borrower shall not, in any manner, interfere with, delay or otherwise contest the exercise by the Bank of any of its rights and remedies except in the event, and to the extent, the Borrower has any valid defenses or counterclaims;

     (B) Notwithstanding any valid defenses or counterclaims of the Borrower, it will not take any action in contest of any proceeding relating to the appointment of receivers for all or any part of the Project, the appointment of the Bank or its designee as a mortgagee or creditor in possession of all or any part of the Project;

     (C) Borrower shall execute and deliver any consent, affidavit, certificate or other instrument determined by the Bank to be reasonably necessary or convenient for the expedited:

          (1) appointment of a receiver or appointment of the Bank or its designee as a mortgagee or creditor in possession notwithstanding any valid defenses or counterclaims of the Borrower; or

          (2) foreclosure, sale or other exercise of the Bank's rights and remedies except, in the case of this subsection (2), to the extent the same would prejudice any valid defenses and counterclaims available to the Borrower;

     (D) Notwithstanding any valid defenses or counterclaims of the Borrower, it will not contest or take any action against the appointment of a receiver, or continuation of appointment of a receiver, for all or any portion of the Project, the appointment of the Bank or its designee as a mortgagee or creditor in possession of all or any portion of the Project , from and after the commencement of any voluntary or involuntary bankruptcy or similar proceedings;

     (E) Borrower will not bring or institute, or permit any other person to bring or institute by or on behalf of, or at the request of or instigation of, or with the inducement of Borrower, any Affiliate of Borrower or any Guarantor any bankruptcy proceeding of Borrower; and

     (F) In the event any bankruptcy proceeding of Borrower is commenced and is not dismissed, the Borrower hereby expressly agrees that "cause" for termination of the automatic stay exists and that the Bank shall be entitled, and Borrower shall consent, to relief from the automatic stay imposed by Section 362 of the Bankruptcy Code and that, immediately upon the request of the Bank, Borrower shall take all actions necessary to afford such relief to Bank, including the execution and filing of such documents as Bank may deem necessary or appropriate to obtain such relief.

     SECTION 9.15. Choice of Law and Exclusive Venue for Actions. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE BANK AND THE BORROWER, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA. BORROWER FURTHER AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT THE SOLE AND EXCLUSIVE VENUE FOR ANY BANKRUPTCY PROCEEDING OF BORROWER, WHETHER INSTITUTED BY BORROWER, AT THE REQUEST OF BORROWER OR BY ANY AFFILIATE OF BORROWER, SHALL BE IN THE UNITED STATES BANKRUPTCY COURT IN AND FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION. BORROWER IRREVOCABLY CONSENTS TO TRANSFER OF ANY BANKRUPTCY PROCEEDING BY OR OF BORROWER COMMENCED IN ANY OTHER VENUE TO THE MIDDLE DISTRICT OF FLORIDA AND AGREES THAT THE BANK SHALL BE ENTITLED TO SUCH TRANSFER REGARDLESS OF ANY OBJECTION THERETO BY BORROWER, ANY AFFILIATE OF BORROWER OR ANY OTHER CREDITOR. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN THE MIDDLE DISTRICT OF FLORIDA.
---------

     SECTION 9.16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.


     IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be executed by their duly authorized representatives as of the day and year first written above.

SOUTHTRUST BANK, an                     ASTROTECH FLORIDA
Alabama Banking corporation             HOLDINGS, INC.

By: /s/Timothy Mann                     By: /s/Julia Pulzone
  -----------------------------            ---------------------------
  Name: Timothy Mann                       Name: Julia Pulzone
  Title: GVP                               Title: Chief Financial Officer